                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            BELL MICROPRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             BELL MICROPRODUCTS INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2005

TO THE SHAREHOLDERS OF BELL MICROPRODUCTS INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bell Microproducts Inc., a California corporation (the "Company"), will be held on Tuesday, May 17, 2005, at 2:00 p.m., local time, in the United Kingdom at the Great Eastern Hotel, Liverpool Street, London EC2M 7QN for the following purposes:

            1. To elect nine (9) directors to serve for the ensuing year and until their successors are duly elected and qualified.

            2. To approve an amendment to the Company's 1998 Stock Plan to (i) approve certain provisions of the 1998 Plan in order to preserve our ability to deduct in full certain plan-related compensation under Section 162(m) of the Internal Revenue Code and (ii) provide flexibility in granting options to directors who are not employees.

            3. To approve an Annual Incentive Program in order to preserve our ability to deduct in full certain plan-related compensation under Section 162(m) of the Internal Revenue Code.

            4. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2005.

            5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on March 30, 2005 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.

                                By Order of the Board of Directors

                                James E. Illson
                                Executive Vice President, Finance and Operations
                                 and Chief Financial Officer

San Jose, California
April 18, 2005

                             YOUR VOTE IS IMPORTANT

      All shareholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Returning your proxy will help the Company ensure a quorum and avoid the additional expense of duplicate proxy solicitations. Any shareholder attending the meeting may vote in person even if he or she has returned the proxy.

                             BELL MICROPRODUCTS INC.
                              1941 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131

             PROXY STATEMENT FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Bell Microproducts Inc. (the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on Tuesday, May 17, 2005, at 2:00 p.m., local time (the "Annual Meeting"), and at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting is being held in the United Kingdom at the Great Eastern Hotel, Liverpool Street, London EC2M 7QN in recognition of our European operations, which represent nearly 50% of our total revenues, and our base of European investors.

      These proxy solicitation materials will first be mailed to shareholders on or about April 18, 2005.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      Proposals of shareholders of the Company intended to be presented by such shareholders at the Company's 2006 Annual Meeting of Shareholders must be received by the Company no later than December 16, 2005, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      Also, if a shareholder proposal intended to be presented at the 2006 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after March 1, 2006, then management named in the Company's proxy form for the 2006 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

RECORD DATE AND SHARE OWNERSHIP

      Only shareholders of record at the close of business on March 30, 2005 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The Company has one class of Common Stock outstanding, $0.01 par value. As of the Record Date, the Company had outstanding 28,913,000 shares of Common Stock. For information regarding share ownership of officers, directors and holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

      Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company at the Company's principal executive office, 1941 Ringwood Avenue, San Jose, California 95131, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

      Each shareholder voting for the election of directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distribute the shareholder's votes under the same principle among as many candidates as the shareholder chooses, provided that votes may not be cast for more than nine (9) candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company's directors, officers and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy.

QUORUM; VOTES CAST; ABSTENTIONS; BROKER NON-VOTES

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "For" or "Against" a matter are treated as being present at the meeting for purposes of establishing a Quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

      While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a Quorum and (ii) the total number of Votes Cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a Quorum, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock; (ii) each director; (iii) each of the Named Executive Officers; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. Except as otherwise indicated, the shareholders named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

                                                                              BENEFICIAL    OWNERSHIP
                             BENEFICIAL OWNER                                  SHARES(#)    PERCENT(1)
                             ----------------                                 ----------    ----------
FMR Corp. (2)..............................................................    3,821,642       13.2%
82 Devonshire Street
Boston, MA 02109

Pioneer Global Asset Management S.p.A. (3).................................    3,769,021       13.0%
Galleria San Carlo 6
20122 Milan, Italy

Paradigm Capital Management, Inc. (4)......................................    2,704,550        9.4%
Nine Elk Street
Albany, NY 12207

The TCW Business Unit (5)..................................................    2,236,330        7.7%
865 South Figueroa Street
Los Angeles, CA 90017

AXA (6)....................................................................    2,240,693        7.7%
1290 Avenue of the Americas
New York, NY 10104

Dimensional Fund (7).......................................................    2,264,149        7.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Wells Fargo & Company (8)..................................................    2,084,791        7.2%
420 Montgomery Street
San Francisco, CA 94104

W. Donald Bell (9).........................................................    1,110,485        3.8%

James E. Ousley (10).......................................................       59,182          *

Gordon A. Campbell (11)....................................................       44,264          *

Edward L. Gelbach (12).....................................................      188,922          *

Eugene B. Chaiken (13).....................................................       64,264          *

Glenn E. Penisten (14).....................................................      118,409          *

David M. Ernsberger (15)...................................................       38,764          *

Mark L. Sanders (16).......................................................       31,264          *

Roger V. Smith (17)........................................................       22,500          *

Philip M. Roussey (18).....................................................       83,306          *

James E. Illson (19).......................................................      161,595          *

Robert J. Sturgeon (20)....................................................       39,804          *

Graeme Watt (21)...........................................................       62,500          *

All current directors and executive officers as a group (14 persons) (22)..    2,070,500        7.2%

--------------
* Represents less than 1% of the outstanding shares of Common Stock.

(1) Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2) According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by FMR Corp. ("FMR"), Edward C. Johnson 3d, Chairman of principal shareholder of FMR ("Mr. Johnson"), Abigail P. Johnson, a director and principal shareholder of FMR ("Ms. Johnson"), Fidelity Management Research Company ("Fidelity Research") and Fidelity Small Cap Stock Fund ("Fidelity Small Cap") (i) 3,812,242 of the shares are beneficially owned by Fidelity Research as an investment adviser to various investment companies (the "Funds"), with Mr. Johnson, FMR and the Funds each having sole power to dispose of such shares and the Funds having the sole power to vote or direct the vote of such shares, and (ii) 1,982,354 of the shares are beneficially owned by Fidelity Small Cap, and
      (iii) 9,400 of the shares are beneficially owned by Fidelity Management Trust Company ("Fidelity Trust") as an investment manager of institutional accounts, with Mr. Johnson and FMR each having the sole power to dispose of and the sole power to vote or direct the vote of such shares. Fidelity Research and Fidelity Trust are wholly-owned subsidiaries of FMR.

(3) Pioneer Global Asset Management, S.p.A., an Italian company, has sole voting and investment power over the shares. The Company has relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005.

(4) Paradigm Capital Management, Inc., an investment advisor, has sole voting and investment power over the shares. The Company has relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(5) Represents shares held by The TCW Group, Inc. ("TCW") and The TCW Business Unit, which is made up of Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company, direct and indirect subsidiaries of TCW. The ultimate parent of TCW is Societe Generale, S.A., a corporation formed under the laws of France. TCW and The TCW Business Unit have shared voting power over 2,052,544 of the shares, no voting power over 183,786 of the shares and shared dispositive power over all of the shares. The Company has relied on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005.

(6) According to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle (collectively, "Mutuelles AXA"), AXA and AXA Financial, Inc., AXA owns AXA Financial, which owns several subsidiaries, including Alliance Capital Management L.P. and which has sole power to vote 1,989,429 of the shares, shared power to vote 47,075 of the shares and sole power to dispose of all of the shares.

(7) Dimensional Fund Advisors Inc. has sole voting and dispositive power over all of the shares as an investment adviser to four investment companies and as investment manager to certain other commingled group trusts and separate accounts; however, all shares are owned by the Fund. The Company has relied on information in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005.

(8) Wells Fargo & Company filed a Schedule 13G with the Securities and Exchange Commission on January 21, 2005 on behalf of its subsidiaries, Wells Capital Management Incorporated, and Wells Fargo Funds Management, LLC, each of which is an investment advisor, and Wells Fargo Bank, National Association, a bank. Wells Fargo & Company has sole voting power over 2,018,466 of the shares and shared no voting power over 66,325 of the shares, and it has sole dispositive power over 2,008,491 of the shares and no dispositive power over 76,300 of the shares. Wells Capital Management Incorporated reports that it beneficially owns 2,008,491 shares, with sole voting power over 1,924,100 shares and sole dispositive power over 2,008,491 shares and no voting or dispositive power over the remaining shares.

(9) Includes 751,972 shares held by the Bell Family Trust, 175,000 shares subject to stock options held by Mr. Bell and 37,500 shares subject to restricted stock units held by Mr. Bell.

(10) Includes 41,250 shares subject to stock options and 316 shares subject to restricted stock units held by Mr. Ousley.

(11) Includes 30,000 shares subject to stock options and 316 shares subject to restricted stock units held by Mr. Campbell.

(12) Includes (i) 96,106 shares held by the Edward L. Gelbach 1987 Trust, (ii) 25,000 shares held by ELG Limited, of which Mr. Gelbach is a principal,
      (iii) 67,500 shares subject to stock options held by Mr. Gelbach and (iv) 316 shares subject to restricted stock units held by Mr. Gelbach.

(13) Includes 60,000 shares subject to stock options and 316 shares subject to restricted stock units held by Mr. Chaiken.

(14) Includes 50,593 shares held by the Penisten Family Trust, 67,500 shares subject to stock options held by Mr. Penisten and 316 shares subject to restricted stock units held by Mr. Penisten.

(15) Includes 37,500 shares subject to stock options and 316 shares subject to restricted stock units held by Mr. Ernsberger.

(16) Includes 30,000 shares subject to stock options and 316 shares subject to restricted stock units held by Mr. Sanders.

(17)  Represents 22,500 shares subject to stock options held by Mr. Smith

(18)  Includes 81,834 shares held by the Roussey Family Trust.

(19)  Includes 156,250 shares subject to stock options held by Mr. Illson.

(20)  Includes 34,387 shares subject to stock options held by Mr. Sturgeon.

(21)  Represents 62,500 shares subject to stock options held by Mr. Watt.

(22) Includes 818,887 shares subject to stock options and 39,712 shares subject to restricted stock units held by the executive officers and directors.

                              CORPORATE GOVERNANCE

      Our business affairs are conducted under the direction of the Board of Directors in accordance with the California Corporations Code and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. In February 2004, each of our then current directors attended a seminar with respect to corporate governance and compliance with the Sarbanes-Oxley Act. The corporate governance practices that we follow are summarized below.

CORPORATE GOVERNANCE GUIDELINES

      The Board of Directors has adopted Corporate Governance Guidelines that, along with the Company's Certificate of Incorporation and Bylaws and the charters of the Board committees, provide a framework for the governance of the Company. The Guidelines are intended to assist the Board in the exercise of its responsibilities and include directives on all areas of the Board's responsibilities. A copy of the Guidelines can be found on our website at www.bellmicro.com.

INDEPENDENCE

      The Board has determined that a majority of its members are "independent" as defined by the listing standards of the Nasdaq Stock Market. Our independent directors are Gordon A. Campbell, Glenn E. Penisten, Edward L. Gelbach, Eugene
B. Chaiken, David M. Ernsberger, Mark L. Sanders and Roger V. Smith.

CODE OF ETHICS AND CODE OF CONDUCT/PROPER BUSINESS PRACTICES

      CODE OF ETHICS. The Chief Executive Officer, Chief Financial Officer and the Corporate Controller have signed the Company's Code of Ethics. The Code addresses such topics as acting with honesty and integrity, avoiding conflicts of interest, providing full, fair, timely and accurate disclosure to the SEC and in other public communications and compliance with rules and regulations of governmental and public regulatory agencies. The Code is available free of charge on the Company's website at www.bellmicro.com. and in print to any shareholder who sends a request for a paper copy to Bell Microproducts Inc., Attn. Investor Relations, 1941 Ringwood Avenue, San Jose, CA 95131-1721. The Company intends to include on its website any amendment to, or waiver from, a provision of its Code that applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller that relates to any elements of the code of ethics definition enumerated in Item 406 of Regulation S-K.

      CODE OF CONDUCT/PROPER BUSINESS PRACTICES. All employees, including the Company's executive officers, have signed the Company's Code of Conduct/Proper Business Practices. This Code addresses protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading, among other Company policies. The Code is available free of charge on the Company's website at www.bellmicro.com. and in print to any shareholder who sends a request for a paper copy to Bell Microproducts Inc., Attn. Investor Relations, 1941 Ringwood Avenue, San Jose, CA 95131-1721.

      ETHICS HOT LINE. We have a telephone hot line, managed by a third party, that gives all employees a way to confidentially report any actual or perceived unethical behavior or violations or suspected violations of our Codes.

MEETING ATTENDANCE

      BOARD AND COMMITTEE MEETINGS. During fiscal 2004, the Board held four (4) meetings. Each director attended 100% of the meetings of the Board and the committees on which such director served. Except in extenuating circumstances, all directors must attend a minimum of 75% of the meetings of the Board and the committees on which such director serves.

      ANNUAL MEETING OF SHAREHOLDERS. Our policy is that all directors are expected to attend our annual meetings of shareholders. If a director is unable to attend an annual meeting, the director is requested to provide notice to our Secretary prior to the meeting.

EXECUTIVE SESSIONS OF THE BOARD

      An executive session of non-management directors is held at the time of each Board meeting.

COMMITTEES OF THE BOARD

      Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.

      AUDIT COMMITTEE. The Audit Committee currently consists of Eugene B. Chaiken, as Chair, Glenn E. Penisten, Edward L. Gelbach and Roger V. Smith, who was appointed on November 10, 2004. The Audit Committee was established to review, in consultation with the independent accountants, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee has adopted a policy setting forth its procedures with respect to the independence, engagement, evaluation and rotation of the Company's independent accountants as well as the pre-approval of all audit and non-audit services to be provided by the independent accountants. The Board has named Eugene B. Chaiken as the "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. The Company acknowledges that the designation of Mr. Chaiken as the audit committee financial expert does not impose on Mr. Chaiken any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Chaiken as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The Audit Committee's Report is on page 19. The Audit Committee met six (6) times during fiscal year 2004.

      COMPENSATION COMMITTEE. The Compensation Committee currently consists of David M. Ernsberger, as Chair, Mark L. Sanders and Gordon A. Campbell, each of whom is independent. The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for the Chief Executive Officer and other key executives of the Company, among other things. The Compensation Committee's Report is on page 21. The Compensation Committee met three (3) times during fiscal 2004.

      GOVERNANCE/NOMINATING COMMITTEE. The Governance/Nominating Committee consists of Edward L. Gelbach, as Chair, David M. Ernsberger and Mark L. Sanders, each of whom is independent. The Governance/Nominating Committee was established to select candidates for the Company's Board of Directors, select members of the various committees and address corporate governance matters, among other things. The policies of the Governance/Nominating Committee are described more fully in the Governance/Nominating Committee's Report on page 8. The Governance/Nominating Committee met three (3) times during fiscal 2004.

COMMUNICATIONS WITH THE BOARD

      Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

                         Holly Anderson, Corporate Secretary
                               Bell Microproducts Inc.
                               1941 Ringwood Avenue
                              San Jose, California 95131

COMPENSATION TO NON-EMPLOYEE DIRECTORS

      BOARD AND COMMITTEE FEES. Directors who are not employees of the Company receive an annual fee of $8,000, which fee is paid in the form of restricted stock units having a value of $8,000 as of the date of grant, which restricted stock units vest in 25% increments every three months if the director remains on the Board. On May 26, 2004, each of the outside directors, except Mr. Smith, received restricted stock units for 1,264 shares. In addition, the non-employee directors receive a fee of (i) $4,000 per day for each Board meeting attended in person or $2,000 for attendance by telephone and (ii) $2,000 per committee meeting attended in person or by telephone. The lead director receives an additional fee of $4,000 for each Board meeting attended in person or $2,000 for attendance by telephone. The chair of each committee receives an additional fee of $2,000 for each committee meeting attended in person or by telephone.

      EQUITY. Under the terms of the Company's 1998 Stock Plan, each non-employee director automatically receives a nonqualified option to purchase 22,500 shares of the Company's Common Stock upon his or her initial election as a director and a nonqualified option to purchase 7,500 shares of Common Stock annually thereafter. As of November 10, 2004, Mr. Smith was granted an option to purchase 22,500 shares at an option price of $8.97 per share. As of May 26, 2004, Messrs. Campbell, Chaiken, Gelbach, Ousley, Penisten, Sanders and Ernsberger were automatically each granted an option to purchase 7,500 shares at an option price of $6.33 per share; in addition, they each received a grant of 1,264 restricted stock units in accordance with the non-employee director compensation arrangements for non-employee directors.

STOCK OWNERSHIP POLICY FOR OFFICERS AND DIRECTORS

      The Board of Directors has adopted stock ownership guidelines as listed below for the non-employee directors, the Chief Executive Officer and all other executive officers of the Company. Within five years from the appointment the director or executive officer should attain the ownership guideline. In the case of directors and executive officers elected on or before March 29, 2004, they should attain the ownership guideline on or before March 29, 2009:

            - Non-employee directors - stock having a value equal to a minimum of 5 times the annual fee

            - Chief Executive Officer - stock having a value equal to a minimum of 5 times the annual salary

            - Other executive officers - stock having a value equal to a minimum of 1 times the annual salary

                     GOVERNANCE/NOMINATING COMMITTEE REPORT

      In accordance with a written charter adopted by the Board of Directors, the Governance/Nominating Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties shall include oversight of the principles of corporate governance by which Bell Microproducts and the Board shall be governed; the codes of ethical conduct and legal compliance by which Bell Microproducts and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of the Company, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. The Committee has established a performance review process for the directors, which was implemented in the first quarter of 2004. If a director changes jobs, such director shall tender a letter of resignation to the Governance/Nominating Committee, which will make recommendations as to whether to accept or reject the resignation in a manner that is best for the Board and Bell Microproducts.

      The Governance/Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms and other sources. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, have high moral character and mature judgment, be able to work collegially with others and not be serving on more than five boards of other public companies. In addition, factors such as the following shall be considered:

            -     appropriate size and diversity of the Board;

            - needs of the Board with respect to particular talent and experience;

            - knowledge, skills and experience of nominee, including experience in our industry, finance and management and the knowledge, skills and experience of other members of our Board;

            -     familiarity with domestic and international business affairs;

            -     age and legal and regulatory requirements;

            - appreciation of the relationship of our business to the changing needs of society; and

            - desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

      Shareholders who wish to recommend one or more directors must provide written recommendation to the Secretary of Bell Microproducts. Notice of a recommendation must include the shareholder's name, address and the number of Bell Microproducts shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer's business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Bell Microproducts may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

      Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to the Secretary of the Company at the address below. For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder's name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal. The Secretary will forward the proposals and recommendations to the Governance/Nominating Committee.

                         Holly Anderson, Corporate Secretary
                               Bell Microproducts Inc.
                               1941 Ringwood Avenue
                              San Jose, California 95131

      A copy of the current Governance/Nominating Committee Charter can be found on the Company's website at www.bellmicro.com.

                                  Members of the Governance/Nominating Committee
                                         Edward L. Gelbach, Chair
                                         David M. Ernsberger
                                         Mark L. Sanders

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      The Governance/Nominating Committee determined that the number of directors on the Board be set at nine (9) and that the nine people named below be the Company's nominees for election at the Annual Meeting. Unless otherwise instructed by the shareholder, the proxy holders will vote the proxies received by them for the Company's nominees named below. All nominees are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Governance/Nominating Committee of the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

      The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupation for the last five years, certain other directorships held by them and their ages as of the Record
Date:

           Name              Age        Position(s) with the Company        Director Since
--------------------------   ---   --------------------------------------   --------------
W. Donald Bell               67    President, Chief Executive Officer and        1987
                                    Chairman of the Board
James E. Ousley              59    Director                                      1998
Gordon A. Campbell (1)       60    Director                                      1988
Glenn E. Penisten (2)        73    Lead Director                                 1988
Edward L. Gelbach (2)(3)     73    Director                                      1993
Eugene B. Chaiken (2)        64    Director                                      1998
David M. Ernsberger (1)(3)   59    Director                                      2002
Mark L. Sanders (1)(3)       61    Director                                      2003
Roger V. Smith (2)           63    Director                                      2004

 (1)   Member of the Compensation Committee.

 (2)   Member of the Audit Committee.

 (3)   Member of the Governance/Nominating Committee.

      W. Donald Bell has been President, Chief Executive Officer and Chairman of the Board of the Company since its inception in 1987. Mr. Bell has over 30 years of experience in the electronics industry. Mr. Bell was formerly the President of Ducommun, Inc. and its subsidiary, Kierulff Electronics, Inc., as well as Electronic Arrays, Inc. He has also held senior management positions at Texas Instruments Incorporated, American Microsystems, Inc. and other electronics companies.

      Gordon A. Campbell has served on the Company's Board of Directors since May 1988. Mr. Campbell is a managing member of the general partners of the following venture capital funds: Techfund Capital, L.P., Techfund Capital II, L.P., Techfarm Ventures, L.P. and Techfarm Ventures (Q), L.P. Mr. Campbell has been President of TechFarm Management, Inc., an incubation company for new technology companies, since he founded TechFarm in 1993. Mr. Campbell has founded and been involved in the start-up of numerous Silicon Valley companies, including Seeq, CHIPS and Technologies, Inc., a semiconductor and related device company, 3dfx Interactive and Cobalt Networks. Mr. Campbell also serves as a director of palmOne, Inc.

      Glenn E. Penisten, who was appointed as Lead Director in February 2003, has served on the Company's Board of Directors since May 1988. Since 1985, Mr. Penisten has served as General Partner of Alpha Venture Partners III, a venture capital fund.

      Edward L. Gelbach has served on the Company's Board of Directors since March 1993. From 1971 to 1988, Mr. Gelbach was Senior Vice President and a director of Intel, and since 1989 he has been an independent investor.

      James E. Ousley has served on the Company's Board of Directors since February 1998, serving as Vice Chairman from October 2000 to August 2003. Mr. Ousley served as President and CEO of Vytek, Inc., a wireless integration company, from September 2000 until April 2004 when the company merged with California Amplifier Inc., now known as CalAmp Corp. Mr. Ousley also served on the Board of Vytek and currently serves on the Board of CalAmp Corp. From August 1999 to October 2000, Mr. Ousley was President, CEO and Chairman of Syntegra
(USA) Inc. From August 1992 to August 1999, Mr. Ousley was President and Chief Executive Officer of Control Data Systems. From February 1990 to July 1992, Mr. Ousley was Executive Vice President of Ceridian. From May 1989 to February 1990, Mr. Ousley was President of Ceridian's Computer Products business. From January 1989 to April 1989, Mr. Ousley was Vice President, Marketing and Sales for Ceridian's Computer Products business. Mr. Ousley is currently a director of ActivCard S.A., an authentication software company; Norstan, Inc., a communications integration company; Savvis Communication Corporation, a communications company; and Datalink Corporation, an information storage company.

      Eugene B. Chaiken has served on the Company's Board of Directors since November 1998. Since 1973, Mr. Chaiken has served as the Chairman and Chief Executive Officer of Almo Corporation, a major appliance, consumer electronics and wire and cable distribution company.

      David M. Ernsberger has served on the Company's Board of Directors since July 2002. Mr. Ernsberger has served as President of Ernsberger Partnerships, Inc., a consulting and investments company, since founding it in 2001. From 1994 to 2001, Mr. Ernsberger served as Group Vice President of Worldwide Sales and Support for IBM Technology Group. Mr. Ernsberger served as President and Chief Executive Officer of SkillSet Software, Inc. from 1993 to 1994. From 1967 to 1993, Mr. Ernsberger held various senior executive positions with IBM Corporation.

      Mark L. Sanders has served on the Company's Board of Directors since August 2003. Mr. Sanders served as Chairman of the Board of Pinnacle Systems, Inc. from July 2002 to March 2004. From January 1990 to July 2002, Mr. Sanders served as President and Chief Executive Officer of Pinnacle. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as Vice President and General Manager of the Recording Systems Division of Ampex, Inc., a manufacturer of video broadcast equipment. Mr. Sanders is also a director of LookSmart, Ltd.

      Roger V. Smith has served on the Company's Board of Directors since November 2004. Mr. Smith is President of Smith Venture Group, a venture capital company he founded in 1994. Mr. Smith was a founder of Silicon Valley Bank and served as its Chief Executive Officer from 1983 to 1993 and as its Vice Chairman from 1993 to 1994. Mr. Smith currently serves as a director and Chairman of the audit committee of Focus Ventures. Mr. Smith also serves on the Board of Directors of Venture Lending & Leasing III, Inc., a management investment company.

VOTE REQUIRED

      The nine (9) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. No shareholder may vote for more than nine (9) persons for director.

                                   PROPOSAL 2
                        AMENDMENT TO THE 1998 STOCK PLAN

PROPOSED AMENDMENT

      On February 24, 2005, the Board of Directors approved an amendment to the Company's 1998 Stock Plan (the "Stock Plan") to (i) approve certain provisions of the Stock Plan in order to preserve our ability to deduct in full certain plan-related compensation under Section 162(m) of the Internal Revenue Code and
(ii) provide flexibility in granting options to Outside Directors by allowing the Administrator to change the length of the term of the automatic option grants and to permit discretionary option grants to Outside Directors (the "Amendment").

REASONS FOR THE AMENDMENT

      The Company believes that its Stock Plan is an important factor in attracting and retaining skilled personnel. Each year the Stock Plan pool that is reserved for issuance of shares under the Stock Plan receives new shares equal to 4% of the outstanding shares or 600,000 whichever is less. As of the Record Date, there were 3,650,724 shares of Common Stock under outstanding options and 591,599 shares of Common Stock under outstanding restricted stock units granted pursuant to the Stock Plan. As of the Record Date, 979,976 shares were available for issuance under the Stock Plan.

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly-held company. However, certain types of compensation, including performance-based compensation, are excluded from this limit. Generally speaking, for compensation resulting from stock options and restricted stock units to qualify as "performance-based" within the meaning of Code Section 162(m), the following conditions must be met: (i) the grant of such options and units must be made by a compensation committee of the Board of Directors that consists solely of two or more "outside directors" as defined by Code Section 162(m), (ii) the compensation resulting from an option or restricted stock unit must be based solely on an increase in the value of the Company's Common Stock after the date of grant, (iii) the granting or vesting of the restricted stock units must be conditioned on the achievement of one or more objective performance criteria, the material terms of which are approved by the shareholders, (iv) the shareholders approve the class of employees eligible to receive options and restricted stock units, and (iv) the Stock Plan must state the maximum number of shares for which such options and units may be granted to any employee during a specified period, and the shareholders must approve such limit. In the past, the Company believes that stock options granted under the Stock Plan have satisfied the requirements of Code Section 162(m).

      The Board of Directors believes that it is in the best interests of the Company and its shareholders to preserve the ability of the Company to deduct in full the compensation resulting from the grant of stock options and restricted stock units granted under the Stock Plan following the Annual Meeting. Therefore, the Board of Directors has amended the Stock Plan to provide for performance-based grants or vesting of restricted stock units and to otherwise ensure that stock options and restricted stock units granted under the Stock Plan comply with the requirements of Code Section 162(m).

      The Board of Directors recommends that shareholders vote "FOR" the approval of the amendment to the Company's Stock Plan.

      The essential features of the Stock Plan are outlined below.

SUMMARY OF THE STOCK PLAN

      General. The purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options, stock purchase rights, restricted stock awards and restricted stock units (collectively, referred to as "Awards") may be granted under the Stock Plan. Options granted under the Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

      Administration. The Stock Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator").

      Eligibility; Limitations. Nonstatutory stock options, stock purchase rights, restricted stock and restricted stock units may be granted under the Stock Plan to employees, directors (including Outside Directors) and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom discretionary Awards may be granted, the time or times at which such Awards shall be granted, the number of shares subject to each such grant and other terms.

      As noted above, Code Section 162(m) places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Stock Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 300,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 300,000 shares of Common Stock.

      Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

      (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted; provided that the exercise price of options may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; and provided further, that the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

      (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Stock Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Stock Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

      (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

      (d) Termination of Relationship. Generally, if an optionee's employment, directorship or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Stock Plan expire on the earlier of (i) the date set forth in his or her notice of grant or, if no date is specified in the notice of grant, three months following the termination or (ii) the expiration date of such option. In the absence of a specified time in the option agreement, the option remains exercisable for three months following the optionee's termination.

      (e) Death or Disability. If an optionee's relationship with the Company terminates as a result of death or disability, then all options held by such optionee under the Stock Plan expire on the earlier of (i) 12 months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

      (f) Nontransferability of Options. Options granted under the Stock Plan are generally not transferable other than by will or the laws of descent and distribution, and the option may be exercised during the optionee's lifetime only by the optionee.

      (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Administrator.

      Stock Purchase Rights. In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

      Automatic Option Grants to Outside Directors. Upon initial election, an Outside Director is automatically granted a nonstatutory stock option to purchase 22,500 shares of Common Stock (the "First Option"). Each Outside Director who has served on the Board for at least six months is automatically granted a nonstatutory stock option to purchase 7,500 shares of Common Stock each year (the "Annual Option"). The exercise price for options granted to Outside Directors may not be less than 100% of fair market value on the date of grant. The Options will vest as the entire option on the anniversary of its date of grant. The term of the automatic options is ten years; provided, however, that if the Amendment is approved by shareholders, prior to the grant date of the automatic option, the Administrator, at its discretion, can change the term to a term that is less than ten years.

      Restricted Stock Awards. The Administrator is also authorized to grant awards of restricted stock. Each restricted stock award granted under the Stock Plan shall be for a number of shares as determined by the Administrator, and the Administrator, in its discretion, may also establish continued employment, vesting or other conditions that must be satisfied for the restrictions on the transferability of the shares and the risks of forfeiture to lapse.

      Restricted Stock Units. The Administrator may grant restricted stock units under the Stock Plan, which represent the right to receive shares of the Company's Common Stock at a future date determined in accordance with the restricted stock unit agreement. The restricted stock unit agreement shall set forth the risks of forfeiture, if any, which shall apply to the units, and shall specify the manner in which those risks of forfeiture shall lapse. If the restricted stock unit award is intended to qualify as "performance-based compensation" under Code Section 162(m), the risks of forfeiture shall lapse based on the achievement of one or more performance targets established in writing by the Administrator in accordance with Code Section 162(m) and the applicable regulations. Such performance targets shall consist of one or any combination of two or more of the following corporate performance criteria: operating profit, pre-tax profit, net income, earnings per share, return on invested capital, return on equity and return on working capital. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse, but only with respect to those units which are not vested as of the effective date of the modification; however, if the restricted stock unit award is intended to qualify as "performance-based compensation" under Code Section 162(m), such units shall not be granted or vest unless the Administrator certifies in writing that the applicable performance targets have been satisfied.

      No employee, director or consultant may be granted restricted stock units for more than 300,000 shares in any fiscal year of the Company. The employee, director or consultant shall not have any voting rights, rights to receive dividends or any other rights as a shareholder with respect to the restricted stock units until such units vest.

      Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any Award outstanding under the Stock Plan, and the exercise price of any outstanding option or stock purchase right.

      In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable. Generally, the risk of forfeiture will lapse on any outstanding restricted stock grants or restricted stock units.

      In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable and all risks of forfeiture will lapse on any outstanding restricted stock grants or restricted stock.

      Amendment and Termination of the Stock Plan. The Board may amend, alter, suspend or terminate the Stock Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Stock Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the Stock Plan without the written consent of the optionee. Unless terminated earlier, the Stock Plan shall terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

      Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

      Stock Purchase Right. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Code Section 83. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

      The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

      Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse. Alternatively, if a recipient makes a "Section 83(b)" election, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

      Restricted Stock Unit Awards. A recipient of restricted stock units will recognize compensation taxable as ordinary income equal to the value of the shares of Common Stock received in the year that units vest. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

      The foregoing is only a summary of the effect of federal income taxation upon holders of Awards and the Company with respect to the grant and exercise or vesting of Awards under the Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the death of an employee, director or consultant or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

      Stock Plan Benefits. Except for the automatic options granted to Outside Directors, future grants of Awards are subject to the discretion of the Board and, therefore, future benefits under the Stock Plan cannot be determined at this time. The table below shows the total number of shares underlying Awards that have been granted under the Stock Plan as of March 30, 2005 to the Named Executive Officers and the groups set forth.

                                                        Shares of Common Stock
                Name and Position/Group              Underlying Awards Received(1)
                -----------------------              -----------------------------
W. Donald Bell
  President, Chief Executive Officer and Chairman               485,000

Philip M. Roussey
  Executive Vice President of Enterprise Marketing              540,752

James E. Illson
  Executive Vice President Finance & Operations and
    Chief Financial Officer                                     425,000

Graeme Watt
  President, Europe                                             250,000

Robert J. Sturgeon
  Vice President of Operations & CIO                            261,818

Current Executive Officers
  as a Group (6 persons)                                      2,122,072

Current Directors who are not
  Executive Officers as a Group (8 persons)                     507,182

Current Employees who are not Executive Officers
  or Directors as a Group (298 persons)                       3,920,989

 -------------------
(1) Includes Awards granted which are currently outstanding or have been exercised or have vested, as the case may be.

      Vote Required. The Board of Directors recommends that the shareholders approve the Amendment to the Stock Plan. Approval of the amendment to the Stock Plan requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

EQUITY COMPENSATION PLAN INFORMATION

      The following table summarizes our equity compensation plan information as of December 31, 2004, our fiscal year end.

                                                                                        NUMBER OF SECURITIES REMAINING
                                    NUMBER OF SECURITIES TO BE    WEIGHTED AVERAGE      AVAILABLE FOR FUTURE ISSUANCE
                                      ISSUED UPON EXERCISE OF    EXERCISE PRICE OF     UNDER EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,  (EXCLUDING SECURITIES REFLECTED IN
                                        WARRANTS AND RIGHTS     WARRANTS AND RIGHTS              COLUMN (a))
            PLAN CATEGORY                        (a)                     (b)                          (c)
----------------------------------  --------------------------  --------------------  ----------------------------------
Equity compensation plans approved
by security holders                          3,173,309(1)             $   7.68                     314,225(2)
Equity compensation plans not
approved by security holders (3)               621,500                $   6.29                         N/A
                                             ---------                --------                     -------
TOTAL                                        3,794,809                $   7.45                     314,225
                                             ---------                --------                     -------

(1) Excludes 815,675 shares for restricted stock units with zero exercise price.

(2) Includes (a) shares under the Company's (2) 1998 Stock Option Plan, which plan provides for the automatic increase of shares on January 1 of each year of a number of shares equal to the lesser of (i) 600,000 shares, (ii) 4% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board, subject to adjustment upon changes in capitalization of the Company and (b) 36,850 shares remaining available under the Company's Employee Stock Purchase Plan, which plan provides for the automatic increase on January 1 of each year of a number of shares equal to the lesser of (i) 400,000 shares, (ii) 2.0% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board, subject to adjustment upon changes in capitalization of the Company.

(3) Represents stock options that have been granted to employees outside of the Company's 1998 Stock Option Plan, which options are represented by agreements substantially the same as agreements with respect to options under the 1998 Stock Option Plan and generally provide for a vesting period as determined by the Board of Directors and expire over terms not exceeding ten years from the date of grant.

                                   PROPOSAL 3
                      APPROVAL OF ANNUAL INCENTIVE PROGRAM

BACKGROUND

      Bell Microproducts has, in the past, provided annual incentive payments to certain key executives under a non-shareholder approved bonus program. Bonuses were based on the achievement of certain business and financial objectives. Code
Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly-held company. However, certain types of compensation, including performance-based compensation, are excluded from this limit. In the past, annual incentive payments have not satisfied all of the requirements for performance-based compensation under Code Section 162(m), primarily because the shareholders have not approved the material terms of the performance criteria and the class of employees who are eligible for such payments.

      The Board of Directors believes that it is in the best interests of Bell Microproducts and its shareholders to preserve the ability of the Company to deduct in full the compensation resulting from the annual incentive payments. Therefore, the Board of Directors desires to take the necessary action to ensure that annual incentive payments comply with the requirements of Code Section 162(m) by requesting our shareholders to approve the annual incentive program.

SUMMARY OF ANNUAL INCENTIVE PROGRAM

      The annual incentive program is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are non-employee directors and are not eligible to participate in the program. The Compensation Committee has full discretionary authority to administer the program.

      At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Compensation Committee sets a target bonus amount for each executive officer. The bonus is based on the achievement of pre-established performance goals for the fiscal year. The performance goals may include any one or a combination of two or more of the following corporate performance criteria: operating profit, pre-tax profit, net income, earnings per share, return on invested capital, return on equity and return on working capital. Generally, speaking, the Compensation Committee will determine the specific performance goals prior to the 90th day of the fiscal year; however, if the executive's performance period is less than a full fiscal year, the performance goals will be determined prior to the date on which 25% of the performance period has lapsed.

      After completion of the fiscal year, the Compensation Committee will determine and certify the degree to which the performance goals have been achieved. The Compensation Committee may make discretionary adjustments to the annual bonus amounts, but it cannot increase an executive officer's targeted bonus. An executive officer generally must be employed on the date the bonuses are paid.

      Senior management, including the Chief Executive Officer and other Named Executive Officers, are eligible for the program and have the potential to earn significantly higher levels of incentive compensation if Bell Microproducts exceeds its targets. In any given fiscal year, the target incentive compensation levels, when expressed as a percentage of base salary, cannot exceed 200%.

      All Named Executive Officers, other executive officers, subsidiary presidents and certain other vice presidents are eligible for the annual incentive program. The benefits that will be payable for the 2005 fiscal year are undeterminable at this time, as such benefits will be based on the specific performance goals chosen and the extent to which those goals are achieved.

VOTE REQUIRED

      The Board of Directors recommends that the shareholders approve the terms of the annual incentive program. Approval of the program requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matters.

                                   PROPOSAL 4
              RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

      The Audit Committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the current fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1988. Although it is not required to do so, the Board wishes to submit the selection of PricewaterhouseCoopers LLP to the shareholders for ratification. In the event that a majority of the Votes Cast are against the ratification, the Audit Committee will reconsider its selection.

      A representative of PricewaterhouseCoopers LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

      The Board of Directors recommends that shareholders vote "FOR" the ratification of appointment of independent accountants.

AUDIT FEES

      The Company paid the following fees to PricewaterhouseCoopers LLP for fiscal years 2003 and 2004:

                       FY 2003     FY 2004
Audit Fees           $  770,000  $  850,000
Sarbanes-Oxley Fees           0   1,005,000
Audit-Related Fees       48,000     105,000
Tax Fees                 92,000     304,000
All Other Fees                0     279,000
                     ----------  ----------
Total                $  910,000  $2,543,000

      Audit fees are for professional services rendered for the audit of our annual financial statements, our controls and procedures and review of financial statements included in our Forms 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

      The Sarbanes-Oxley fees are for fees relating to compliance with the Sarbanes-Oxley Act in setting up internal controls with respect to financial reporting.

      Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions and response to the SEC's comments on prior reports and registration statement filings.

      Tax fees include fees for services provided in connection with tax compliance, planning and reporting.

      All other fees include $200,000 for fees in connection with the acquisition of OpenPSL and $79,000 paid in connection with registration statements.

      The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence and has determined that such services are compatible with maintaining PricewaterhouseCoopers LLP's independence.

PRE-APPROVAL POLICY

      Pursuant to the Audit Committee's pre-approval policy, it is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent auditors or any other auditing or accounting firm. The Committee may delegate pre-approval authority to one or more of its members, and such member or members must report all pre-approval decisions to the Audit Committee at its next scheduled meeting.

                             AUDIT COMMITTEE REPORT

      The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

      In accordance with its written charter (set forth in Appendix A to the proxy statement for our 2004 annual meeting) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)   reviewed and discussed the audited financial statements with management;

(2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

                                           Members of the Audit Committee:
                                                  Eugene B. Chaiken, Chair
                                                  Edward L. Gelbach
                                                  Glenn E. Penisten

                       ADDITIONAL INFORMATION RELATING TO
                      DIRECTORS AND OFFICERS OF THE COMPANY

CERTAIN TRANSACTIONS

      Mark L. Sanders, a director of the Company, is the former Chairman of the Board of Pinnacle Systems, Inc. ("Pinnacle"), a customer of Bell Microproducts. Sales to Pinnacle for the year ended December 31, 2004 were $175,518, with an accounts receivable balance at December 31, 2004 of $12,000. We believe that the terms of the transactions with Pinnacle were no more favorable than sales to unaffiliated parties.

EMPLOYMENT AGREEMENTS

      The Chief Executive Officer and the Company entered into an employment agreement effective July 1, 1999 that has been amended on several occasions since that time. In addition to defining his salary, target incentives and other benefits, the agreement provides for a covenant for him not to compete with the Company for a two-year period following his termination from the Company and in the event that his employment is terminated by the Company without cause, severance benefits equal to his base salary through the termination date of the agreement, vesting of 100% of his then unvested stock options and restricted stock units and payment of a certain amount of his earned EPS (earnings per share) enhancement incentive. The employment agreement is scheduled to terminate on June 6, 2007.

      The other Named Executive Officers have also entered into employment agreements with the Company that provide for covenants not to compete with the Company for periods ranging from 12 months to 24 months following their termination of employment; and, in the case of termination without cause, severance payments equal to their base salary for periods ranging from six months to twelve months.

      The Company entered into Management Retention Agreements with W. Donald Bell, Philip M. Roussey, Robert J. Sturgeon and James E. Illson. The Management Retention Agreements have three-year terms, subject to extension in the event there has been a change of control. The Management Retention Agreements provide that in the event the employee's employment terminates within 12 months following a change of control, then the employee is entitled to receive the following severance benefits. If the employee is involuntarily terminated other than for cause, then the employee will receive a cash payment equal to the employee's base annual salary, continued Company-paid employee benefits for one year from the date of the change of control or until the date that the employee becomes covered under another employer's benefit plans and full vesting of unvested stock options. In the event that the employee's employment is terminated for any reason either prior to the occurrence of a change of control or after the 12-month period following a change of control, then the employee is entitled only to receive severance and other benefits under established Company severance and benefits plans and practices or pursuant to other agreements with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent shareholders file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") as to the Company's securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during fiscal year 2004, all Section 16(a) filing requirements applicable to the Company's officers, directors and ten percent shareholders were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No interlocking relationship exists among members of the Company's Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee is comprised of Messrs. David Ernsberger, Gordon Campbell and Mark L. Sanders, all of whom are non-employee directors. The Committee administers and approves all elements of compensation for the executive officers. Decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board (which did not modify or reject any Compensation Committee decisions during 2004). The Charter of the Compensation Committee is available on the Company's website at www.bellmicro.com.

                          COMPENSATION COMMITTEE REPORT

      COMPENSATION PHILOSOPHY. This report reflects the Compensation Committee's executive officer compensation philosophy for the year ended December 31, 2004 as endorsed by the Board of Directors. The resulting actions taken by the Company are shown in the compensation tables supporting this report. The Compensation Committee approves the compensation levels and compensation components for the executive officers. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors acted as the approving body. In carrying out its duties, the Compensation Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its shareholders.

      The Compensation Committee's executive compensation policies are designed to:

            - ensure that there is an appropriate relationship between executive compensation and the creation of shareholder value;

            - ensure the executive total compensation program is such that it will motivate, retain and attract executives of outstanding ability; and

            - ensure that the total compensation opportunities are competitive within the industry and other comparable companies.

COMPONENTS OF EXECUTIVE COMPENSATION

      The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits (including a car allowance for certain Named Executive

Officers (as defined below)), and long-term incentive opportunity in the form of stock options, restricted stock units and stock ownership. The annual compensation components consist of base salaries that are generally competitive compared to the salaries paid by companies within the industry, incentive bonus plans based on the Company's financial performance and long-term incentives that are tied to stock performance through the use of stock options and restricted stock units. The Compensation Committee's position is that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

      At the beginning of each fiscal year, or upon an individual being appointed an executive officer, the Committee sets a target bonus amount for each executive officer. Performance goals for purposes of determining annual incentive compensation are established, which may include earnings per share, pre-tax profit and other strategic and financial measurements. Senior management, including the Named Executive Officers, have the potential to earn significantly higher levels of incentive compensation if the Company exceeds its targets. The Committee believes that key executives should have a significant proportion of total cash compensation subject to specific strategic and financial measurements. The target incentive compensation levels established by the Compensation Committee for 2004 expressed as a percentage of base salary for the Chief Executive Officer was 100% and for all Named Executive Officers as a group was approximately 57%.

      STOCK OWNERSHIP REQUIREMENTS. Stock ownership guidelines were established in 2004 for the CEO and Executive Officers to increase their equity stake in the Company and more closely align their interests with those of the shareholders. The guidelines are:

      1. CEO: Stock having a value equal to a minimum of 5 times the annual base salary,

      2. Other Executive Officers: Stock having a value equal to a minimum of 1 times their annual base salary.

      The ownership guidelines are to be met within five years of appointment as an executive officer or, in the case of existing executive offices, within five years of the date the guideline was established, which was on March 29, 2004.

      2004 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER NAMED EXECUTIVE OFFICERS. For 2004, the Committee developed an annual incentive plan based on meeting profit goals and annual strategic objectives. The plan allowed for quarterly advance payments based on performance against quarterly profit goals with an annual reconciliation at year end based on total year financial performance. The Committee provided for an additional incentive for the Chief Executive Officer to exceed profit targets for 2004. In addition to the above cash incentives, the Chief Executive Officer in mid-2003 was provided with an incentive for a grant of restricted stock units if the Company met profit goals for the last two quarters of 2003 and the first quarter of 2004.

      For 2004, the Chief Executive Officer was paid his base salary and an above target cash incentive bonus as shown in "Executive Compensation-Summary Compensation Table" below. This above target cash incentive included payment for exceeding the Company's financial objectives as well as an additional cash incentive bonus for exceeding profit target for the year. In addition, pursuant to the special incentive that was put in place in mid-2003 to achieve profit goals in the last two quarters of 2003 and the first quarter of 2004, he was granted 150,000 restricted stock units for achievement of this goal. Because of their 2004 performance, all of the other Named Executive Officers, except one, received incentive bonus payments that exceeded their target incentive amounts for 2004 , as well as their base salaries.

      OTHER COMPENSATION PLANS. The Company has adopted certain broad-based employee benefit plans, in which all employees, including the Named Executive Officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. Under the Company's 401K Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code, participants, including the Named Executive Officers in the United States, can contribute a percentage of their annual compensation. Although the 401(k) Plan allows for the Company to make matching contributions, the Company did not make a matching contribution for participants in 2004. The Company also has adopted the Stock Purchase Plan under Section 423 of the Code, pursuant to which participating employees can purchase the Company's stock at a discount through payroll deductions. The Chief Executive Officer is not eligible to participate in the Employee Stock Purchase Plan. In addition, the Company has provided a Supplemental Executive Retirement Plan for Mr. Bell. Effective July 1, 2002, the Board of Directors approved a change to Mr. Bell's employment agreement granting him a non-qualified Supplemental Executive Retirement Plan ("SERP"). The SERP is geared to retain Mr. Bell as Chief Executive Officer of the Company and provides supplemental income benefits to Mr. Bell or his survivors upon his retirement or death. In addition, the Board of Directors approved additional death benefits to other key employees of the Company. The funding of these plans is through company-owned life insurance policies for its benefit on the life of Mr. Bell and the other key employees. A grantor "rabbi" trust is being established for the purpose of accumulating funds with which to meet the Company's future obligations under these plans. Although the trust is irrevocable with certain exceptions, the benefits under the plans remain the Company's obligation; however, it is estimated that the proceeds from the life insurance benefits will be sufficient to recover, over time, the full cost of the benefits being provided, plus the cost of insurance.

                                           Compensation Committee
                                                David M. Ernsberger, Chair
                                                Gordon A. Campbell
                                                Mark L. Sanders

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation for the three fiscal years ended December 31, 2004 to the Company's Chief Executive Officer and the other most highly compensated executive officers based on salary and bonus earned or accrued for fiscal year 2004 (the "Named Executive Officers").

                                                                                    Long-Term
                                             Annual Compensation               Compensation Awards
                                  -----------------------------------------  ------------------------
                                                                   Other
                                                                  Annual      Restricted   Securities   All Other
                                  Fiscal   Salary              Compensation     Stock      Underlying  Compensation
Name and Principal Position        Year     ($)     Bonus ($)       ($)       Awards ($)  Options (#)        ($)
--------------------------------  ------  --------  ---------  ------------  -----------  -----------  ------------
W. Donald Bell                     2004   $550,000  $ 993,333  $   3,600(1)  $867,000(2)         --    $  16,941(3)
  President, Chief Executive       2003    550,000    556,600      3,600      542,000       100,000       16,941
  Officer and Chairman of the      2002    550,000    197,725      3,600           --            --       16,941
  Board

Philip M. Roussey                  2004   $250,000  $ 160,446  $   3,600           --(2)         --    $  14,541(4)
  Executive Vice President of      2003    250,000    114,122      3,600     $ 36,140        20,000       14,541
  Enterprise Marketing             2002    250,000     60,938      3,600      171,500            --        7,271

James E. Illson                    2004   $381,779  $ 272,338  $   3,600(1)  $269,200(2)     85,000    $  10,682(4)
  Executive VP Finance &           2003    342,500    182,400      3,600           --        50,000       10,682
  Operations and Chief Financial   2002    200,000     78,322      1,391           --       250,000        5,176
  Officer

Graeme Watt                        2004   $395,779  $ 137,270  $  56,922(6)        --       250,000           --
  President, Europe(5)

Robert J. Sturgeon                 2004   $200,000  $ 123,088         --           --(2)         --    $  10,351(4)
  VP of Information Technology     2003    200,000     88,320         --     $ 36,141        20,000       10,351
                                   2002    200,000     71,722         --      102,900        25,000        5,176

 --------------
(1)   Represents a car allowance paid by the Company.

(2) On May 12, 2004, 150,000 restricted stock units were granted to Mr. Bell and on August 9, 2004, 40,000 restricted stock units were granted to Mr. Illson. The value of the restricted stock units shown above is determined by multiplying the number of restricted stock units granted on the date of grant by $5.78 on May 12, 2004 and $6.73 on August 9, 2004, the closing price of a share of Common Stock on such date. The restricted stock units vest 25% annually. The total number of restricted stock units outstanding at December 31, 2004 and the value based on the closing price of a share of Common Stock on such date are: Mr. Bell, 225,000 units ($2,164,500), Mr. Roussey, 23,751 units ($228,485), Mr. Illson, 40,000 units ($384,800)
      and Mr. Sturgeon, 16,251 units ($156,335). Restricted stock units are not entitled to earn dividends, and the holders are not entitled to vote the shares underlying the units.

(3)   Represents payment to a Supplemental Executive Retirement Plan.

(4) Represents the applicable portion of the premium paid by the Company for life insurance on the executive officer, of which the Company is the owner and beneficiary; provided, however, that the Company has agreed to use part of the proceeds to fund a death benefit for the executive officer.

(5) All payments to Mr. Watt are paid in British pounds and have been converted to U.S. dollars as of December 31, 2004.

(6) Represents car allowance of $8,061, benefit allowance of $32,308 and pension contribution of $16,553.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information with respect to option grants in fiscal year 2004 to the Named Executive Officers.

                                                                           Potential Realizable Value at
                      Number of      Percent of                            Assumed Annual Rates of Stock
                     Securities    Total Options                           Price Appreciation for Option
                     Underlying      Granted to   Exercise or                          Term(1)
                      Options      Employees in   Base Price   Expiration  -----------------------------
       Name         Granted (#)  Fiscal Year (%)   ($/Share)      Date        5%                  10%
------------------  -----------  ---------------  -----------  ----------  --------             --------
W. Donald Bell            --            --                 --         --         --                   --
Philip M. Roussey         --            --                 --         --         --                   --
James E. Illson       25,000(2)        3.0%       $     10.00   02/19/09   $ 69,070             $152,627
                      60,000(3)        7.2%       $      6.73   08/09/09   $111,563             $246,524
Graeme Watt          250,000(4)       30.0%       $      6.45   04/21/09   $445,504             $984,447
Robert J. Sturgeon        --            --                 --         --         --                   --

 ------------
(1) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full option terms, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders, continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

(2) The option was granted on February 9, 2004 and vests to the extent of 25% of the shares annually beginning on February 19, 2005.

(3) The option was granted on August 9, 2004 and vests to the extent of 25% of the shares annually beginning on August 9, 2005.

(4) The option was granted on April 21, 2004 and vests to the extent of 25% of the shares annually beginning on April 21, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

      The following table provides information with respect to option exercises in fiscal year 2004 and the number and value of options at December 31, 2004 by the Named Executive Officers.

                     Shares                                               Value of Unexercised
                    Acquired              Total Number of Unexercised    In-the-Money Option at
                       on        Value     Options at Fiscal Year End      Fiscal Year End (1)
                    Exercise   Realized   ---------------------------  --------------------------
       Name           (#)         ($)     Exercisable   Unexercisable  Exercisable  Unexercisable
------------------  --------  ----------  -----------   -------------  -----------  -------------
W. Donald Bell           --           --    171,250          3,750     $   615,677  $      19,825
Philip M. Roussey    89,027   $  254,616      3,723         17,250     $     8,824  $      47,745
James E. Illson          --           --    137,500        247,500     $   783,750  $   1,094,650
Graeme Watt              --           --         --        250,000              --  $     792,500
Robert J. Sturgeon   45,763   $   72,591     35,287         27,639     $   135,284  $      93,387

 ----------
(1) Based on a market value of the underlying securities of $9.62 at December 31, 2004.

                                PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, of the Company's Common Stock from December 31, 1999 through December 31, 2004 for Bell Microproducts Inc., the S&P 500 Composite Index (the "S&P 500") and the Pacific Stock Exchange Technology 100 Index (the "PSE Technology 100 Index"). The graph assumes that $100 was invested in the Company's Common Stock on December 31, 1999 and in the S&P 500 and the PSE Technology 100 Index at the closing price on such date. Note that historic stock price performance is not necessarily indicative of future stock price performance. The Company's stock price on December 31, 2004 was $9.62.

                              [PERFORMANCE GRAPH]

                          12/31/99  12/31/00  12/31/01  12/31/02  12/31/03  12/31/04
                          --------  --------  --------  --------  --------  --------
PSE Technology 100 Index  $    100  $     84  $     71  $     47  $     72  $     81
S&P 500 Index             $    100  $     91  $     80  $     62  $     80  $     89
Bell Microproducts Inc.   $    100  $    217  $    172  $     76  $    124  $    131

                                  OTHER MATTERS

      The Company's Annual Report to shareholders for fiscal year 2004 is being mailed with this proxy statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected financial data and management's discussion and analysis of financial condition, results of operations and certain information about the Company's executive officers.

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                James E. Illson
                                Executive Vice President, Finance and Operations
San Jose, California              and Chief Financial Officer
April 18, 2005

                             BELL MICROPRODUCTS INC.

                                 1998 STOCK PLAN
               (AS AMENDED AND RESTATED THROUGH FEBRUARY 24, 2005)

      1.    Purposes of the Plan. The purposes of this Stock Plan are:

            - to attract and retain the best available personnel for positions of substantial responsibility,

            - to provide additional incentive to Employees, Directors and Consultants, and

            -     to promote the success of the Company's business.

      Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan. The Plan also provides for automatic grants of Nonstatutory Stock Options to Outside Directors.

      2.    Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

            (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

            (c)   "Board" means the Board of Directors of the Company.

            (d)   "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

            (f)   "Common Stock" means the common stock of the Company.

            (g) "Company" means Bell Microproducts Inc., a California corporation.

            (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

            (i)   "Director" means a member of the Board.

            (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

            (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

            (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

            (o)   "Inside Director" means a Director who is an Employee.

            (p) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option

            (q) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

            (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (s) "Option" means a stock option granted pursuant to the Plan.

            (t) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

            (u) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

            (v) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

            (w) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

            (x) "Outside Director" means a Director who is not an Employee.

            (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (z) "Plan" means this 1998 Stock Plan..

            (aa) "Restricted Stock" means shares of Common Stock awarded or acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

            (bb) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Common Stock purchased or awarded under a Stock Purchase Right. The Restricted Stock Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

            (cc) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

            (dd) "Section 16(b)" means Section 16(b) of the Exchange Act.

            (ee) "Service Provider" means an Employee, Director or Consultant.

            (ff) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

            (gg) "Stock Purchase Right" means the right to purchase or an award of Restricted Stock or the right to acquire shares of Common Stock through Restricted Stock Units granted pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

            (hh) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

            (ii) "Restricted Stock Unit" means the right to receive a share of Common Stock awarded or acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

            (jj) "Restricted Stock Unit Agreement" means a written agreement between the Company and the Service Provider evidencing the terms and restrictions applying to Common Stock which may be acquired through the grant of Restricted Stock Units. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

      3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,075,008 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning January 1, 1999, equal to the lesser of (i) 600,000 Shares, (ii) 4% of the outstanding Shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

            If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4.    Administration of the Plan.

            (a)   Procedure.

                  (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                  (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options or Restricted Stock Units granted hereunder as "performance-based compensation" within the meaning of
Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                  (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                  (iv) Grants to Outside Directors. Except as otherwise determined by the Administrator, all grants of Options to Outside Directors shall be made pursuant to the terms and conditions of Section 12 of the Plan.

                  (v) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

            (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (i) to determine the Fair Market Value;

                  (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

                  (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                  (iv) to approve forms of agreement for use under the Plan;

                  (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                  (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

                  (vii) to institute an Option Exchange Program;

                  (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                  (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                  (x) to modify or amend each Option or Stock Purchase Right (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                  (xi) to withhold and deduct from future wages of the Service Provider all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Service Provider's exercise of an Option or to the Stock Purchase Right. In the event the Service Provider is required under the Option Agreement,Restricted Stock Agreement or Restricted Stock Unit Agreement to pay the Company, or make arrangements satisfactory to the Company respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Service Provider to satisfy such obligations, in whole or in part, by electing to have the Company withhold shares of Common Stock otherwise issuable to the Service Provider, having a Fair Market Value equal to the minimum required tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the exercise of the Option or from the Stock Purchase Right. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding. The Service Provider's election to have shares withheld for this purpose shall be made on or before the date the date that the amount of tax to be withheld is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                  (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

            (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

      5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6.    Limitations.

            (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

            (c)   The following limitations shall apply to grants of Options:

                  (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 300,000 Shares.

                  (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 300,000 Shares which shall not count against the limit set forth in subsection (i) above.

                  (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

                  (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

      7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

      8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

      9.    Option Exercise Price and Consideration.

            (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                  (i) In the case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (B) granted to any Employee other than an Employee Sdescribed in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

            (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

            (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

                  (i) cash;

                  (ii) check;

                  (iii) promissory note;

                  (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                  (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                  (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                  (vii) any combination of the foregoing methods of payment; or

                  (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      10.   Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

                  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      11. Stock Purchase Rights. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.

            (a) Stock Purchase. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer.

                  (i) The offer shall be accepted by execution of a Restricted Stock Agreement in the form determined by the Administrator.

                  (ii) Unless the Administrator determines otherwise, the Restricted Stock Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's services with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

                  (iii) Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

            (b) Stock Awards. The Administrator shall determine those Service Providers who shall be eligible for an award of Restricted Stock. Each award of Restricted Stock shall be evidenced by a Restricted Stock Agreement, which shall be in such form as may be approved from time to time by the Administrator and may vary among Service Providers.

                  (i) The Restricted Stock Agreement shall state the total number of shares of Stock covered by the award of Restricted Stock, shall set forth the risks of forfeiture, if any, which shall apply to the shares of Restricted Stock covered by the award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Restricted Stock which are restricted as of the effective date of the modification.

                  (ii) The Administrator shall enter the award of Restricted Stock upon the records of the duly authorized transfer agent of the Company, shall cause to be issued one or more stock certificates representing such shares of Restricted Stock in the Service Provider's name, and shall hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in the Service Provider's Restricted Stock Agreement have lapsed with respect to the shares represented by the certificate.

                  (iii) Until the risks of forfeiture have lapsed or the shares of Restricted Stock have been forfeited, the Service Provider shall be entitled to vote the shares of Restricted Stock represented by such stock certificates and shall receive all dividends attributable to such shares, but the Service Provider shall not have any other rights as a shareholder with respect to such shares.

            (c) Other Provisions. The Restricted Stock Agreement authorized under this Section 11 shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

            (d) Restricted Stock Units. The Administrator shall determine those Service Providers who shall be eligible for an award of Restricted Stock Units. Each award of Restricted Stock Units shall be evidenced by a Restricted Stock Unit Agreement, which shall be in such form as may be approved from time to time by the Administrator and may vary among Service Providers.

                  (i) The Restricted Stock Unit Agreement shall state the total number of Restricted Stock Units, shall set forth the risks of forfeiture, if any, which shall apply to the Restricted Stock Units covered by the award, and shall specify the manner in which such risks of forfeiture shall lapse. Either the award of the Restricted Stock Units or the manner in which the risks of forfeiture lapse may based on the achievement of performance targets established in writing by the Administrator. Such performance targets shall consist of one or any combination of two or more of the following corporate performance criteria: operating profit, pre-tax profit, net income, earnings per share, return on invested capital and return on working capital. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those Restricted Stock Units which are restricted as of the effective date of the modification. No Service Provider shall be granted Restricted Stock Units for more than 300,000 Shares in any fiscal year of the Company.

                  (ii) As the risks of forfeiture on Restricted Stock Units lapse, the Administrator shall cause to be issued one or more stock certificates in the Service Provider's name and shall deliver such certificates to the Service Provider in satisfaction of such Restricted Stock Units.

                  (iii) Until the risks of forfeiture on the Restricted Stock Units have lapsed, the Service Provider shall not be entitled to vote any shares of stock which may be acquired through the Restricted Stock Units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a shareholder with respect to such shares.

                  (iv) Other Provisions. The Restricted Stock Unit Agreement authorized under this Section 11(d) shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

      12. Automatic Option Grants to Outside Directors. All grants of Options to Outside Directors pursuant to this Section shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

            (a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

            (b) No person shall have any discretion to select which Outside Directors shall be granted Options under this Section or to determine the number of Shares to be covered by such Options.

            (c) Each person who first becomes an Outside Director following the effective date of this Plan, as determined in accordance with Section 7 hereof, shall be automatically granted an Option to purchase 22,500 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

            (d) Each Outside Director shall be automatically granted, subject to such Outside Director's right to decline such grant in his/her discretion, an Option to purchase 10,000 Shares (a "Subsequent Option") on the date of the Company's annual meeting of the shareholders each year; provided, such Outside Director continues to serve as a Director on such dates and, if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

            (e) Notwithstanding the provisions of subsections (c) and (d) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 20 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 20 hereof.

            (f) The terms of each Option granted pursuant to this Section shall be as follows:

                  (i) the term of the Option shall be ten (10) years; provided, however, that, prior to the grant date of the automatic option the Administrator, at its discretion, can change the term to a term that is less than ten years.

                  (ii) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 10 hereof.

                  (iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

                  (iv) effective August 5, 1999, the First Option shall be exercisable as to 100% of the Shares subject to the First Option on the date of grant.

                  (v) effective August 5, 1999, each Subsequent Option shall be exercisable as to 100% of the Shares subject to the Subsequent Option on the date of grant.

      13. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

      14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an

Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right or any risks of forfeiture on an award of Restricted Stock granted pursuant to Section 11(b) or an award of Restricted Stock Units granted pursuant to Section 11(d) shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, and all risks of forfeiture on awards of Restricted Stock granted pursuant to Section 11(b) and Restricted Stock Units granted pursuant to Section 11(d) shall lapse. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested. Except with respect to awards of Restricted Stock granted pursuant to Section 11(b) and Restricted Stock Units granted pursuant to Section 11(d), such Option or Stock Purchase Right shall remain exercisable for a period of fifteen (15) days from the date of such notice but shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      15. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

      16.   Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

            (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

            (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

      17.   Conditions Upon Issuance of Shares.

            (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      20. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                             BELL MICROPRODUCTS INC.

                                 1998 STOCK PLAN

                             STOCK OPTION AGREEMENT

      Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

      You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

        Grant Number                        _________________________

        Date of Grant                       _________________________

        Vesting Commencement Date           _________________________

        Exercise Price per Share            $________________________

        Total Number of Shares Granted      _________________________

        Total Exercise Price                $_________________________

        Type of Option:                     ___      Incentive Stock Option

                                            ___      Nonstatutory Stock Option

        Term/Expiration Date:               _________________________

     Vesting Schedule:

      This Option may be exercised, in whole or in part, in accordance with the following schedule:

      [25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates].

      Termination Period:

      This Option may be exercised for thirty (30) days after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for one year after Optionee ceases to be a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT

      1     Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

            If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

      2     Exercise of Option.

            (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

            (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

            No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

      3     Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

            (a)   cash; or

            (b)   check; or

            (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

            (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares][; OR

            (e) WITH THE ADMINISTRATOR'S CONSENT, DELIVERY OF OPTIONEE'S PROMISSORY NOTE (THE "NOTE") IN THE FORM ATTACHED HERETO AS EXHIBIT C, IN THE AMOUNT OF THE AGGREGATE EXERCISE PRICE OF THE EXERCISED SHARES TOGETHER WITH THE EXECUTION AND DELIVERY BY THE OPTIONEE OF THE SECURITY AGREEMENT ATTACHED HERETO AS EXHIBIT B. THE NOTE SHALL BEAR INTEREST AT THE "APPLICABLE FEDERAL RATE" PRESCRIBED UNDER THE CODE AND ITS REGULATIONS AT TIME OF PURCHASE, AND SHALL BE SECURED BY A PLEDGE OF THE SHARES PURCHASED BY THE NOTE PURSUANT TO THE SECURITY AGREEMENT].

      4     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      5     Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

      6     Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a)   Exercising the Option.

                  (i) Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                  (ii) Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

            (b)   Disposition of Shares.

                  (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                  (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

            (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

      7     Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

      8     NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES
THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

      By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                   BELL MICROPRODUCTS INC.

___________________________________         ____________________________________
Signature                                   By

___________________________________         ____________________________________
Print Name                                  Title

___________________________________
Residence Address

___________________________________

                                    EXHIBIT A

                                 1998 STOCK PLAN

                                 EXERCISE NOTICE

Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, CA 95131

Attention: Secretary

      1   Exercise of Option. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Bell Microproducts Inc. (the "Company") under and pursuant to the 1998 Stock Plan (the "Plan") and the Stock Option Agreement dated __, 19___ (the "Option Agreement"). The purchase price for the Shares shall be $____ , as required by the Option Agreement.

      2    Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

      3    Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

      4    Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

      5    Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

      6    Entire Agreement; Governing Law. The Plan and Option Agreement are
incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                               Accepted by:

PURCHASER:                                  BELL MICROPRODUCTS INC.

___________________________________         ___________________________________
Signature                                   By

___________________________________         ___________________________________
Print Name                                  Its

Address:                                    Address:

_________________________________           1941 Ringwood Avenue
                                            San Jose, CA 95131
___________________________________

                                            ___________________________________
                                            Date Received

                                    EXHIBIT B

                               SECURITY AGREEMENT

      This Security Agreement is made as of __________, 19___ between Bell Microproducts Inc., a California corporation ("Pledgee"), and
_________________________ ("Pledgor").

                                    Recitals

      Pursuant to Pledgor's election to purchase Shares under the Option Agreement dated ________ (the "Option"), between Pledgor and Pledgee under Pledgee's 1998 Stock Plan, and Pledgor's election under the terms of the Option to pay for such shares with his promissory note (the "Note"), Pledgor has purchased _________ shares of Pledgee's Common Stock (the "Shares") at a price of $________ per share, for a total purchase price of $__________. The Note and the obligations thereunder are as set forth in Exhibit C to the Option.

      NOW, THEREFORE, it is agreed as follows:

      1     Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the California Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ______, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

      The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

      2     Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

            a     Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

            b     Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

            c     Margin Regulations. In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

      3     Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

      4     Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

      5     Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

      6     Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

            a     Payment of principal or interest on the Note shall be
delinquent for a period of 10 days or more; or

            b     Pledgor fails to perform any of the covenants set forth in the
Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

      In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

      7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

      8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

      9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

      10    Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

      11    Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

      12    Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

      13    Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

      14    Governing Law. This Security Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of California.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

      "PLEDGOR"                     ___________________________________
                                    Signature

                                    ___________________________________
                                    Print Name

                         Address:   ___________________________________

                                    ___________________________________

      "PLEDGEE"                     Bell Microproducts Inc.,
                                    a California corporation

                                    ___________________________________
                                    Signature

                                    ___________________________________
                                    Print Name

                                    ___________________________________
                                    Title

      "PLEDGEHOLDER"                ________________________________
                                    Secretary of
                                    Bell Microproducts Inc.

                                    EXHIBIT C

                                      NOTE

$_______________                                                   [City, State]

                                                             ____________, 19___

      FOR VALUE RECEIVED, _______________ promises to pay to Bell Microproducts Inc., a California corporation (the "Company"), or order, the principal sum of _______________________ ($_____________), together with interest on the unpaid principal hereof from the date hereof at the rate of _______________ percent (____%) per annum, compounded semiannually.

      Principal and interest shall be due and payable on __________, 19___. Payment of principal and interest shall be made in lawful money of the United States of America.

      The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

      This Note is subject to the terms of the Option, dated as of ________________. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

      The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

      In the event the undersigned shall cease to be an employee, director or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

      Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                           ___________________________________

                                           ___________________________________

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY                      BELL MICROPRODUCTS INC.                        PROXY

                  PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2005

      The undersigned shareholder of Bell Microproducts Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2005 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 17, 2005 at 2:00 p.m., local time, in the United Kingdom at the Great Eastern Hotel, Liverpool Street, London EC2M 7QN and hereby revokes all previous proxies and appoints W. Donald Bell and James E. Illson, or either of them, will full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE
                THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                 (Continued, and to be signed on the other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                             [X] Please mark your votes as this

                                                                WITHHOLD
1.  ELECTION OF DIRECTORS:  Nominees W. Donald Bell,   FOR      FOR ALL
    Gordon A. Campbell, Glenn E. Penisten, Edward L.   [ ]        [ ]
    Gelbach, James E. Ousley, Eugene B. Chaiken,
    David M. Ernsberger, Mark L. Sanders and Roger
    V. Smith

    INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided opposite.

2.  Proposal to approve an amendment to the Company's  FOR  AGAINST  ABSTAIN
    1998 Stock Option Plan.                            [ ]    [ ]      [ ]

3.  Proposal to approve annual incentive program.      FOR  AGAINST  ABSTAIN
                                                       [ ]    [ ]      [ ]

4.  Proposal to ratify the appointment of              FOR  AGAINST  ABSTAIN
    PricewaterhouseCoopers LLP as independent          [ ]    [ ]      [ ]
    registered public accounting firm for the Company for the fiscal year ending
    December 31, 2005.

    In their discretion, the Proxies are
    entitled to vote upon such other matters as may properly come before the Annual
    Meeting or any adjournment thereof.

    I PLAN TO ATTEND THE MEETING                       [ ]

THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature(s) __________________________ Dated ___________________________, 2005

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the offices held designated. If shares are held by joint tenants or as community property, both holders should sign.)